Exhibit 99.1

IDT Reports Results for the Second Quarter Fiscal 2007

NEWARK, NJ — March 8, 2007 — IDT Corporation (NYSE: IDT, IDT.C) announces operating results for the second quarter of fiscal 2007, the three months ended January 31, 2007.

•	Revenues: $512.5 million, down 9.7% year-over-year.

•	Net loss: $27.0 million, versus a net loss of $55.6 million one year ago.

•	Net Loss per share: ($0.33), versus a net loss per share of ($0.58) one year ago.

•	Cash, cash equivalents and marketable securities totaled $768.0 million as of the end of the second quarter.

The following table summarizes the operating performance of IDT’s continuing businesses:

	Revenue			Income (Loss) from Operations
$ millions	Q2 ‘07	Q1 ‘07	Q2 ‘06	Q2 ‘07	Q1 ‘07	Q2 ‘06
IDT Prepaid Products	$241.9	$251.4	$303.4	($13.9)	$4.4	($2.6)
IDT Wholesale Telecom	143.7	139.3	133.8	(2.2)	(0.9)	(5.6)
IDT Consumer Phone	51.7	71.1	84.4	3.1	(3.5)	(8.3)

IDT Telecom Total	437.3	461.9	521.5	(13.1)	0.0	(16.4)
IDT Capital	74.9	60.2	44.1	(4.1)	0.2	(8.2)
IDT Spectrum	0.2	0.2	1.7	1.6	(1.1)	(18.4)
Corporate	—	—	—	(14.8)	(14.6)	(14.3)

Total IDT	$512.5	$522.3	$567.3	($30.3)	($15.5)	($57.3)

Columns in table may not add due to rounding.

SECOND QUARTER AND RECENT DEVELOPMENTS

•	On December 18, 2006, we announced the formation of the IDT Internet Mobile Group, and the acquisition of the mobile internet community Zedge.net.

•

On January 17, 2007, IDT Carmel, our receivables portfolio management and collection company, announced the formation of a joint venture with First Financial Portfolio Management, Inc., to purchase 12 monthly forward flow credit card debt portfolios from a major commercial bank.

•

On February 16, 2007, we announced the appointment of The Reverend Eric Cosentino to our Board of Directors. Concurrent with his appointment, Alan Claman, stepped down from the Board, and assumed an advisory role to our Israel operations.

•

Beginning this quarter, the segment previously reported as IDT Retail Telecom is no longer included, and is instead reported solely by its component parts- Calling Cards, which is now referred to as Prepaid Products, and Consumer Phone Services. The Other category of IDT Retail Telecom is now reported as a portion of the Prepaid Products and Consumer Phones Services segments.

RESULTS FROM OPERATIONS

Telecom

Line of Business Detail

$ millions	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07	Q2 07
REVENUES
TOTAL	523.5	521.5	504.0	505.8	2,054.7	461.9	437.3

Prepaid Products	300.6	303.4	298.8	292.1	1,194.9	251.4	241.9
CC- United States	257.1	263.9	258.7	252.8	1,032.4	215.8	204.6
CC- Europe	37.3	31.2	30.4	28.4	127.2	25.9	25.9
CC- Rest of World	6.1	7.4	7.7	9.1	30.3	7.2	7.8
Other	0.1	1.0	2.0	1.8	5.0	2.5	3.6
Wholesale	140.8	133.8	125.2	132.0	531.8	139.3	143.7
Consumer Phone Services	82.1	84.4	80.0	81.7	328.1	71.1	51.7
United States	53.7	51.5	44.8	41.3	191.4	35.7	33.4
Europe	14.5	15.3	17.6	23.3	70.7	17.5	—
Net2Phone Channel	12.4	15.5	14.8	13.1	55.8	13.5	13.1
Other	1.5	2.0	2.7	3.9	10.1	4.4	5.2
GROSS PROFIT
TOTAL	118.4	112.4	66.2	115.9	413.0	106.1	83.8

Prepaid Products	66.9	61.0	19.6	66.6	214.0	58.8	42.6
Calling Cards	66.9	61.0	19.1	67.9	215.0	59.2	43.0
Other	—	(0.1)	0.5	(1.4)	(1.0)	(0.4)	(0.4)
Wholesale	14.8	15.5	14.1	16.0	60.4	19.4	18.1
Consumer Phone Services	36.7	35.9	32.5	33.4	138.5	27.9	23.1
United States	25.2	23.0	19.4	18.4	86.1	14.8	14.8
Europe	6.5	6.6	6.6	8.5	28.2	5.9	—
Net2Phone Channel	4.8	6.0	5.7	5.4	21.8	5.3	6.7
Other	0.1	0.4	0.8	1.1	2.4	1.9	1.5
GROSS MARGIN
TOTAL	22.6%	21.6%	13.1%	22.9%	20.1%	23.0%	19.2%

Prepaid Products	22.2%	20.1%	6.6%	22.8%	17.9%	23.4%	17.6%
Calling Cards	22.3%	20.2%	6.4%	23.4%	18.1%	23.8%	18.1%
Other	(41.2%)	(6.3%)	25.4%	(73.9%)	(19.3%)	(15.1%)	(10.7%)
Wholesale	10.5%	11.6%	11.3%	12.1%	11.4%	14.0%	12.6%
Consumer Phone Services	44.8%	42.6%	40.6%	40.9%	42.2%	39.2%	44.6%
United States	47.0%	44.6%	43.3%	44.5%	45.0%	41.4%	44.4%
Europe	45.2%	43.0%	37.3%	36.4%	39.9%	33.6%	—
Net2Phone Channel	38.6%	38.4%	38.5%	41.2%	39.1%	39.6%	51.2%
Other	9.8%	18.4%	27.4%	27.9%	23.3%	42.6%	29.2%
SG&A
TOTAL	101.2	108.4	103.2	100.4	413.1	84.1	77.7

Prepaid Products	46.4	50.4	49.3	48.2	194.3	41.7	44.9
Calling Cards	42.1	44.6	41.8	42.0	170.5	36.2	38.9
Other	4.2	5.8	7.6	6.2	23.8	5.5	6.0
Wholesale	14.5	16.0	15.3	15.8	61.6	15.5	15.8
Consumer Phone Services	40.3	42.0	38.5	36.3	157.2	26.9	17.1
United States	18.1	16.3	11.5	12.1	58.0	8.0	7.8
Europe	11.2	12.9	12.8	13.0	50.0	8.8	—
Net2Phone Channel	7.7	9.2	10.4	6.9	34.2	6.4	5.2
Other	3.3	3.6	3.8	4.3	15.0	3.7	4.0

Columns in table may not add due to rounding.

Prepaid Products

Prepaid Products revenues were down 3.8% versus the first quarter of fiscal 2007, and decreased 20.3% when compared to last year’s second quarter. In the second quarter, the global calling card business carried 3.66 billion minutes, as compared to 3.78 billion minutes in the first quarter and 4.63 billion minutes in the second quarter one year ago. On a per-minute basis, revenue per-minute decreased sequentially and increased year over year, while cost per-minute increased in both periods of comparison.

The declines in minutes occurred despite the implementation of price cuts to several destinations, which began during the first quarter. Historically, there has been an inverse relationship between pricing and volumes. However, during the second quarter, we did not experience an increase in minutes-of-use or sales of new cards, despite our more aggressive pricing.

The breakdown in this price/volume relationship, led us to investigate our competitor’s cards, and discover that our competitors were significantly overstating the number of minutes delivered by their cards. Accordingly, we filed a civil anti-fraud action today in federal district court in Newark, New Jersey, claiming that these competitors have been misleading calling card customers, and as a result, negatively impacting our market share, resulting in a reduction of our revenues as well as net income. We are uncertain, even with the potential of fair competition, whether we will be able to regain revenues lost over the past number of quarters.

Gross margins in our Prepaid Products segment decreased to 17.6% in the second quarter in comparison to 23.4% in the first quarter and 20.1% in the second quarter one year ago. This margin decline was the result of several factors, including the price reductions mentioned above; increased distribution discounts, also designed to increase sales; and an increase in our per-minute costs. This increase in per-minute cost arose partly from the relatively fixed nature of some of our costs of revenue, which remained relatively stable, even as minutes declined.

Looking to the third quarter of fiscal 2007, we now expect a continued decline in calling card revenues, similar to that experienced in the second quarter. Gross margins will range slightly above the levels recorded this quarter, but are expected to remain below the levels experienced during prior quarters.

Wholesale Carrier Services

Wholesale Carrier revenues increased 3.1% sequentially, and 7.4% from the second quarter one year ago. On both a sequential and year-over-year basis, minutes volumes continued to increase, while price realization per-minute decreased. Gross profit per-minute decreased in comparison to the first quarter and was flat compared to the year ago period, as cost per-minute declined at a slower rate than did revenue per-minute. In the second quarter, Wholesale Carrier carried 2.16 billion minutes, in comparison to 1.98 billion minutes in the first quarter, and 1.87 billion minutes in the second quarter one year ago.

Wholesale Carrier gross margins were 12.6% in the second quarter, versus 14.0% in the first quarter, and 11.6% in last year’s second quarter. The decline in gross margins in the sequential period was the result of an anticipated margin pullback, as margins on newer customer accounts established over the past several quarters settled closer to average gross margin levels. Going forward, we believe Wholesale Carrier gross margins will more closely resemble the levels established in fiscal 2006.

Consumer Phone Services

Consumer Phone Services revenues were 27.3% lower than those recorded in the first quarter of fiscal 2007, and 38.7% lower than those in last year’s second quarter. These declines reflect the sale of our European based consumer phone services operation, Toucan, to Pipex Communications plc, during the first quarter of this fiscal year, as well as continued customer declines in our U.S. customer base. Excluding Toucan, revenues declined 3.5% versus the first quarter of fiscal 2007, and 25.1% compared to the second quarter a year ago.

The customer base for our U.S. bundled unlimited local and long distance phone services was approximately 106,000 as of January 31, 2007, compared to 117,000 customers as of October 31, 2006. The customer base for long distance-only services stood at 231,000 at the end of the second quarter, as compared to 243,000 at the end of the first quarter. These declines, particularly in our bundled offering, are reflective of our decision to stop marketing the services following the FCC’s abolishment of the UNE-P pricing regime in 2005. Through our Net2Phone reseller channel, we serviced approximately 57,000 VoIP lines as of January 31, 2007, compared to 49,000 as of October 31, 2006.

Capital

Line of Business Detail

$ millions	Q1 06	Q2 06	Q3 06	Q4 06	FY 06	Q1 07	Q2 07
REVENUES
TOTAL	31.6	44.1	42.9	49.6	168.1	60.2	74.9

Energy	22.1	33.9	28.6	28.2	112.8	36.2	51.9
Local Media	4.9	4.3	4.1	6.3	19.7	5.8	5.2
Ethnic Grocery Brands	—	—	3.2	8.2	11.5	9.3	9.3
Carmel	—	0.1	0.1	0.3	0.4	1.9	0.8
Other	4.6	5.8	6.8	6.5	23.8	7.1	7.7

GROSS PROFIT
TOTAL	6.8	6.7	10.7	10.4	34.6	17.1	15.4

Energy	1.6	1.5	4.1	2.8	10.1	8.4	7.1
Local Media	3.6	3.0	2.9	4.3	13.9	4.2	3.8
Ethnic Grocery Brands	—	—	1.0	1.9	2.9	1.9	1.8
Carmel	—	0.1	(0.1)	(0.3)	(0.3)	0.5	(0.9)
Other	1.6	2.1	2.7	1.6	8.0	2.1	3.6

GROSS MARGIN
TOTAL	21.6%	15.2%	25.0%	21.0%	20.6%	28.4%	20.6%

Energy	7.2%	4.5%	14.5%	10.1%	9.0%	23.2%	13.7%
Local Media	73.2%	70.1%	70.4%	68.5%	70.6%	73.5%	73.5%
Ethnic Grocery Brands	—	—	31.9%	23.0%	25.2%	20.5%	19.3%
Carmel	—	100.0%	(122.2%)	(121.5%)	(77.3%)	61.2%	(113.7%)
Other	35.3%	36.5%	39.0%	24.6%	33.6%	25.6%	46.7%

SG&A
TOTAL	11.8	13.4	17.8	16.1	59.1	15.3	18.5

Energy	2.0	1.8	2.4	2.7	9.0	3.5	3.5
Local Media	2.9	3.3	2.9	2.8	11.9	3.5	4.2
Ethnic Grocery Brands	—	—	0.9	2.0	3.0	2.2	3.1
Carmel	—	0.9	0.5	0.7	2.0	0.7	0.9
Other	6.9	7.4	11.0	7.9	33.3	5.4	6.7

Columns in table may not add due to rounding.

IDT Capital’s revenues for the second quarter increased 24.4% in comparison to the first quarter of fiscal 2007, and 70.1% versus the second quarter last year. Continued growth in IDT Energy’s customer base, as well as seasonally higher consumption of natural gas, were the primary drivers of revenue growth in the sequential period. For the year over year period, significant growth in the customer base of IDT Energy, as well as the addition of our Ethnic Grocery Brands business, led to the revenue growth.

As of the end of the second quarter, IDT Energy serviced approximately 270,000 meters in New York State, compared to approximately 258,000 meters at the end of the first quarter of fiscal 2007.

During the second quarter, IDT Carmel, our receivables management and collections business, purchased approximately $159 million in face value of new receivables inventory, in a total of 5 transactions, for approximately $13 million. As of quarter end, IDT Carmel had inventory available for collection of approximately $207 million in face value.

IDT CONFERENCE CALL INFORMATION

Conference call today, March 8, 2007, at 4:30 PM Eastern Time.

•	From the U.S., please dial (888) 321-3075; Conference ID: 8481332.

•	International callers, please dial (973) 582-2855; Conference ID: 8481332.

•	Replay available for one week at

•	(877) 519-4471, Conference ID: 8481332 for domestic callers,

•	or (973) 341-3080, Conference ID: 8481332 for international callers.

•

Webcast of the conference call at the direct link on www.idt.net. An archived copy of the call will be available at the IDT Website, in the Investor Relations section’s Presentations for at least six months after the call.

•	Additional financial and statistical information is available on the Investor Relations portion of IDT’s website, at http://www.idt.net/about/ir/overview.asp.

ABOUT IDT CORPORATION

IDT Corporation is an innovative and opportunity seeking multinational company with operations that span various industries. Through its Telecom subsidiary, IDT provides telecommunications services worldwide to the retail and wholesale markets. IDT’s Capital division incubates newer businesses, and the company’s Spectrum subsidiary holds its spectrum license assets. IDT Telecom provides retail and wholesale telecommunications services and products, including pre-paid and rechargeable calling cards, consumer local, long distance, and wireless phone services, and wholesale carrier services. Under the Net2Phone brand name, the company also provides a range of voice over Internet protocol (VoIP) communications services. IDT Capital’s operations include an Energy Services Company (ESCO) in New York State, receivables portfolio management and collection, ethnic food distribution, brochure distribution, and other initiatives. IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Investor Contact	Media Contact

Yossi Cohn	Gil Nielsen
973-438-3858	973-438-3553

IDT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2007	July 31, 2006
	(Unaudited)
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$340,250	$119,109
Marketable securities	427,704	390,696
Trade accounts receivable, net	183,339	185,125
Other current assets	78,316	106,319
Assets of discontinued operations	—	436,905

Total current assets	1,029,609	1,238,154
Property, plant and equipment, net	273,098	292,152
Goodwill	101,383	105,577
Licenses and other intangibles, net	23,363	27,445
Investments	53,329	51,872
Other assets	47,500	47,639

Total assets	$1,528,282	$1,762,839

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$71,556	$82,327
Accrued expenses	249,397	260,087
Deferred revenue	123,693	134,286
Capital lease obligations—current portion	18,478	18,940
Notes payable —current portion	4,121	4,160
Other current liabilities	5,558	38,152
Liabilities of discontinued operations	—	141,860

Total current liabilities	472,803	679,812
Deferred tax liabilities, net	107,272	107,106
Capital lease obligations—long-term portion	36,260	32,122
Notes payable—long-term portion	89,064	90,370
Other liabilities	8,338	6,850

Total liabilities	713,737	916,260
Minority interests	9,348	43,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000,000; no shares issued	—	—
Common stock, $.01 par value; authorized shares—100,000,000; 25,074,860 shares issued at January 31, 2007 and July 31, 2006; 15,178,173 shares outstanding at January 31, 2007 and July 31, 2006	251	251
Class A common stock, $.01 par value; authorized shares—35,000,000; 9,816,988 shares issued and outstanding at January 31, 2007 and July 31, 2006	98	98
Class B common stock, $.01 par value; authorized shares—200,000,000; 62,713,002 and 76,879,179 shares issued at January 31, 2007 and July 31, 2006, respectively; 57,156,692 and 71,402,204 shares outstanding at January 31, 2007 and July 31, 2006, respectively	627	768
Additional paid-in capital	703,741	901,067
Treasury stock, at cost, consisting of 9,896,687 and 9,896,687 shares of common stock and 5,556,310 and 5,476,975 shares of Class B common stock at January 31, 2007 and July 31, 2006, respectively	(221,088)	(220,169)
Accumulated other comprehensive income	14,772	1,496
Retained earnings	306,796	119,841

Total stockholders’ equity	805,197	803,352

Total liabilities and stockholders’ equity	$1,528,282	$1,762,839

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2007	2006	2007	2006
	(In thousands, except per share data)
Revenues	$512,500	$567,257	$1,034,826	$1,123,704
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	411,369	448,891	810,239	880,957
Selling, general and administrative (i)	110,209	152,141	224,020	285,337
Depreciation and amortization	19,943	22,804	39,976	46,282
Restructuring and impairment charges	1,246	729	6,326	1,543

Total costs and expenses	542,767	624,565	1,080,561	1,214,119

Loss from operations	(30,267)	(57,308)	(45,735)	(90,415)
Interest income, net	5,153	2,803	8,756	5,698
Gain on sale of U.K.-based Toucan business	2,918	—	44,671	—
Other income (expense), net	365	3,387	(1,421)	4,533

(Loss) income from continuing operations before minority interests and income taxes	(21,831)	(51,118)	6,271	(80,184)
Minority interests	(2,642)	(6,895)	(6,360)	(8,424)
(Provision for) benefit from income taxes	(2,492)	1,575	(4,026)	1,495

Loss from continuing operations	(26,965)	(56,438)	(4,115)	(87,113)
Discontinued operations, net of tax:
Income (loss) from discontinued operations	—	802	(7,165)	3,553
Gain on sale of discontinued operations	—	—	198,235	—

Total discontinued operations	—	802	191,070	3,553

Net (loss) income	$(26,965)	$(55,636)	$186,955	$(83,560)

Earnings per share:
Basic and diluted:
Loss from continuing operations	$(0.33)	$(0.59)	$(0.05)	$(0.90)
Total discontinued operations	$—	$0.01	$2.30	$0.04

Net (loss) income	$(0.33)	$(0.58)	$2.25	$(0.86)

Weighted-average number of shares used in calculation of basic and diluted earnings per share	80,728	95,858	82,930	97,010

(i) Stock-based compensation included in selling, general and administrative expenses	$2,738	$6,733	$4,451	$13,540

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended January 31,
	2007	2006
	(In thousands)
Net cash used in operating activities	$(44,716)	$(27,904)
Investing activities
Capital expenditures	(16,553)	(28,310)
Repayment (issuance) of notes receivable, net	275	(3,241)
Investments and acquisitions, net of cash acquired	(3,581)	(74,464)
Proceeds from sale of IDT Entertainment, net of cash sold and transaction costs	261,604	—
Proceeds from sale of U.K.-based Toucan business, net of transaction costs	38,380	—
Purchase of debt portfolios	(19,157)	—
Principal collections and proceeds on resale of debt portfolios	6,261	—
Proceeds from sales and maturities of marketable securities	876,041	1,084,433
Purchases of marketable securities	(898,292)	(950,263)

Net cash provided by investing activities	244,978	28,155
Financing activities
Distributions to minority shareholders of subsidiaries	(8,005)	(13,531)
Proceeds from exercises of stock options	4,103	590
Proceeds from employee stock purchase plan	1,075	1,142
Proceeds from borrowings	13,283	11,000
Repayments of capital lease obligations	(10,741)	(9,188)
Repayments of borrowings	(1,345)	(603)
Repurchases of common stock and Class B common stock	(2,476)	(65,298)

Net cash used in financing activities	(4,106)	(75,888)
Discontinued operations
Net cash used in operating activities	(20,261)	(41,573)
Net cash provided by (used in) investing activities	3,847	(19,583)
Net cash provided by financing activities	7,536	15,111

Net cash used in discontinued operations	(8,878)	(46,045)
Effect of exchange rate changes on cash and cash equivalents	1,780	403

Net increase (decrease) in cash and cash equivalents	189,058	(121,279)
Cash and cash equivalents, beginning of period (*)	151,192	171,959

Cash and cash equivalents, end of period	$340,250	$50,680 (*)

Supplemental schedule of non-cash investing and financing activities
Purchases of property, plant and equipment through capital lease obligations	$189	$—

Receipt of the Company’s Class B common stock and IDT Telecom shares as part of the proceeds from the sale of IDT Entertainment	$226,649	$—

Receipt of marketable securities as part of the proceeds from the sale of Toucan	$7,851	$—

(*)	Includes cash and cash equivalents of discontinued operations of $32.1 million, $8.1 million and $12.3 million as of July 31, 2006 and 2005 and January 31, 2006, respectively.

IDT CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

THREE MONTHS ENDED JANUARY 31, 2007

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Prepaid Products	Consumer Phone Services	Wholesale Telecom	IDT Capital	IDT Spectrum	Corporate
STATEMENT OF OPERATIONS DATA
Revenues	$512,500	$241,943	$51,725	$143,653	$74,945	$234	$—
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	411,369	199,306	28,666	125,506	59,534	(1,643)	0
Selling, general and administrative	110,208	44,921	17,053	15,770	18,488	13	13,963
Depreciation and amortization	19,943	11,116	2,208	4,442	1,605	0	572
Restructuring and impairment charges	1,246	493	744	154	(584)	221	218

Total costs and expenses	542,767	255,836	48,671	145,872	79,043	(1,409)	14,753

(Loss) income from operations	(30,267)	$(13,893)	$3,054	$(2,219)	$(4,098)	$1,643	$(14,753)

Interest income, net	5,153
Gain on sale of U.K.-based Toucan business	2,918
Other income, net	365

Loss from continuing operations before minority interests and income taxes	(21,831)
Minority interests	(2,642)
Provision for income taxes	(2,492)

Net loss	$(26,965)

IDT CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

SIX MONTHS ENDED JANUARY 31, 2007

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Prepaid Products	Consumer Phone Services	Wholesale Telecom	IDT Capital	IDT Spectrum	Corporate
STATEMENT OF OPERATIONS DATA
Revenues	$1,034,826	$493,382	$122,835	$282,967	$135,171	$472	$—
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	810,239	391,941	71,894	245,375	$102,654	$(1,625)
Selling, general and administrative	224,020	86,644	43,948	31,226	33,749	468	27,985
Depreciation and amortization	39,976	22,309	4,430	8,913	3,177	1	1,146
Restructuring and impairment charges	6,326	1,963	2,958	613	(506)	1,081	216

Total costs and expenses	1,080,561	502,856	123,231	286,127	139,074	(74)	29,347

(Loss) income from operations	(45,735)	$(9,474)	$(396)	$(3,160)	$(3,903)	$546	$(29,347)

Interest income, net	8,756
Gain on sale of U.K.-based Toucan business	44,671
Other expense, net	(1,421)

Income from continuing operations before minority interests and income taxes	6,271
Minority interests	(6,360)
Provision for income taxes	(4,026)

Loss from continuing operations	(4,115)
Discontinued operations:
Loss from discontinued operations	(7,165)
Gain on sale of discontinued operations	198,235
Total discontinued operations	191,070

Net income	$186,955